UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2019

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2019, Cyanotech Corporation, a Nevada corporation (the “Company”), named Brian B. Orlopp as its Vice President Finance and Administration, Chief Financial Officer and Secretary. In connection with the foregoing appointment, on January 3, 2019, Jole Deal was reassigned from Chief Financial Officer of the Company to a transitional role of Executive Team Advisor, which she will fill until February 1, 2019 when her employment with the Company will be terminated.  In connection with her resignation, Ms. Deal entered into a Separation Agreement (the “Separation Agreement”) with the Company pursuant to which she will receive severance payments equal to twenty-six weeks of her then current base salary and payment of premiums for continuing health coverage under COBRA for six months in exchange for, among other matters, a general release of claims in favor of the Company and its affiliates and an agreement to not solicit any employee of the Company to leave their employment at the Company for a period of twelve months. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with his appointment, the Company and Mr. Orlopp entered into Executive Employment Agreement, dated as of November 28, 2018 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Orlopp will receive an annual salary of $225,000 and be eligible to receive a fiscal year-end bonus of up to 35% of his then-current annual salary based on performance and earnings targets and other standards to be established by the Board of Directors. Mr. Orlopp will receive a signing bonus of $22,500 payable in equal monthly installments of $3,750 over six months and will be awarded 50,000 stock option grants (the “Options”) under the Company’s 2016 Equity Incentive Plan (the “Plan”), subject to the terms of the Plan and a Stock Option Grant Notice and Option Agreement. The exercise price per share of the Options is $3.00, which was the closing market price on the date of grant.  The Options are scheduled to vest over four years at 12,500 shares per year.  Mr. Orlopp will be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for salaried employees and executive officers. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Since 2012, Mr. Orlopp, has served as VP of Finance, Asia Pacific for Fresh Del Monte Produce based in Manila, Philippines. Before that, he served as CFO for Sumifru Corporation (joint venture with Sumitomo) based in Singapore. Before that, he served as Senior VP/Finance for Hawaii Bioenergy LLC in Honolulu and VP/Strategic Planning for Maui Land & Pineapple Company in Kahului. He began his career working in varied financial management positions for Dole Food Company. His education includes degrees in Agriculture Economics, General Management and Finance.

Item 8.01.     Other Events.

On January 9, 2019, the Company issued a press release that publicly announced the appointment of Mr. Orlopp to serve as Vice President Finance and Administration, Chief Financial Officer and Secretary. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Name and/or Identification of Exhibit
10.1	Separation Agreement, dated as of January 6, 2019, by and between Jole Deal and Cyanotech Corporation
10.2	Executive Employment Agreement, dated as of November 28, 2018, by and between Brian Orlopp and Cyanotech Corporation
99.1	Press Release, dated January 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2019

CYANOTECH CORPORATION

By:	/s/ Brian Orlopp
Name: Brian Orlopp
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
10.1	Separation Agreement, dated as of January 6, 2019, by and between Jole Deal and Cyanotech Corporation
10.2	Executive Employment Agreement, dated as of November 28, 2018, by and between Brian Orlopp and Cyanotech Corporation
99.1	Press Release, dated January 9, 2019